SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
[(Amendment No. ___)]

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Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-11(c)or § 240.14a-12

RADIO UNICA COMMUNICATIONS CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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RADIO UNICA COMMUNICATIONS CORP.

Notice Of Annual Meeting Of Stockholders
To Be Held June 6, 2003

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Radio Unica Communications Corp. (the "Company") will be held at the offices of Warburg Pincus LLC, 466 Lexington Avenue, 11th floor, New York, New York 10017, on June 6, 2003 at 9:00 in the morning for the following purposes:

1.	To elect eight (8) Directors.

2.	To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

3.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

           Stockholders of record at the close of business on April 23, 2003, shall be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors Steven E. Dawson Secretary

Dated:     April 30, 2003
                Miami, Florida

           IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

RADIO UNICA COMMUNICATIONS CORP.
8400 N.W. 52nd Street, Suite 101
Miami, Florida 33166

PROXY STATEMENT

          The accompanying Proxy is solicited by the Board of Directors of Radio Unica Communications Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of Warburg Pincus LLC, 466 Lexington Avenue, 11th floor, New York, New York 10017, on June 6, 2003, at 9:00 in the morning, or any adjournment thereof, at which stockholders of record at the close of business on April 23, 2003 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

           There is being mailed herewith to each stockholder of record the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2002. It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about April 30, 2003. The Company will provide without charge to each of its stockholders, on written request of such stockholders, a copy of its Annual Report on Form 10-K for the year ended December 31, 2002. Written requests for such Form 10-K should be sent to Investor Relations, Radio Unica Communications Corp., 8400 N.W. 52nd Street, Suite 101, Miami, Florida 33166. Additionally, a copy of our Annual Report on Form 10-K is available for download at our web site www.radiounica.com.

          Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company). The powers of the proxy holders will be suspended if the person executing the proxy attends the Meeting in person and so requests. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

          If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote FOR the slate of nominees proposed by the Board of Directors, FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2003, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion.

           Pursuant to the By-Laws, the Board of Directors has fixed April 23, 2003 as the time and date for the determination of stockholders entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter. On April 23, 2003, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 20,941,656 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence at the Meeting, in person or by proxy, of holders representing a majority of all the votes entitled to be cast at the Meeting will constitute a quorum. In accordance with Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors shall be elected by a plurality of votes present or represented by proxy and entitled to vote at the Meeting. All other items on the agenda must receive the affirmative vote of a majority of the shares voted at the meeting in order to pass. Abstentions are counted in the calculation of the votes cast with respect to any of the matters submitted to a vote of stockholders, whereas broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

          It is expected that the following business will be considered at the meeting and action taken thereon:

1. ELECTION OF DIRECTORS

           Pursuant to the By-Laws of the Company, the number of Directors of the Company has been set at eight members. It is proposed to elect eight Directors at this Meeting to hold office for a one year term until the 2004 Annual Meeting of Stockholders and until their successors are duly elected and qualify. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a Director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a Director. The following table sets forth certain information with respect to the nominees.

NOMINEES FOR ELECTION

Name	Age	Principal Occupation and Positions Held	Served as a Director Since

Joaquin F. Blaya	57	Chairman of the Board and Chief Executive Officer	1997

Jose C. Cancela	45	President and Director	1998

Mark Colodny	35	Director	2002

Steven E. Dawson	39	Chief Financial Officer, Executive Vice President, Secretary and Director	1997

Andrew C. Goldman	55	Executive Vice President, Business Affairs and Director	1997

Sidney Lapidus	65	Director	1998

Thomas P. Martin	56	Director	2001

Justin Sadrian	30	Director	2001

           Joaquin F. Blaya. Mr. Blaya has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1997. From 1995 through 1996, Mr. Blaya served as the President of Solomon International Latino, the Latin American division of Solomon International Enterprises, an international telecommunications company. From 1992 through 1995, Mr. Blaya was the President, Chief Executive Officer and a member of the Board of Directors of Telemundo, the second largest U.S. Spanish-language television network. Prior to that, Mr. Blaya was employed by Univision since 1971 in various positions, the latest being President and a member of Univision's Board of Directors.

           Jose C. Cancela. Mr. Cancela has been President of the Company since September 1998. He initially joined the Company in July 1998 serving as President, Network. From 1992 through 1998, Mr. Cancela served as Executive Vice President of Telemundo, responsible for the overall management of Telemundo's owned and operated television stations in Puerto Rico and Miami. From 1990 to 1992, Mr. Cancela was the Vice President of the Univision Southwest Station Group.

           Mark Colodny. Mr. Colodny, a director of the Company since October 2002, is a General Partner of Warburg Pincus & Co. ("WP") and a Managing Director and Member of Warburg Pincus LLC ("Warburg Pincus"), where he has been employed since 2001. Warburg Pincus is the managing entity of Warburg Pincus Ventures, L.P., the Company's controlling stockholder. From 1995 to 2001, Mr. Colodny was employed at Primedia Inc. and served as Senior Vice President of Corporate Development where he ran the mergers and acquisitions group. Mr. Colodny is also a director of several private companies.

           Steven E. Dawson. Mr. Dawson has been Chief Financial Officer, Executive Vice President, Secretary and a Director of the Company since August 1997. From 1991 through 1997, Mr. Dawson was employed by Telemundo in several positions, the most recent being Vice President, Finance and Controller. Prior to that, Mr. Dawson was employed at Coopers & Lybrand since 1986. Mr. Dawson is a Certified Public Accountant.

           Andrew C. Goldman. Mr. Goldman has been a Director and Executive Vice President, Business Affairs of the Company since August 1997. Mr. Goldman served in different capacities for Univision from 1981 to 1993 including as Executive Vice President and President of Galavision. Prior to joining Univision, Mr. Goldman was the Senior Vice President of Marketing at Teleprompter Corporation. Mr. Goldman has served as President and Director of Cable Television Administration and Marketing Society (CTAM), and as Founder and Director of the Cable Advertising Bureau (CAB).

           Sidney Lapidus. Mr. Lapidus, a Director of the Company since September 1998, is a General Partner of WP and a Managing Director and Member of Warburg Pincus, where he has been employed since 1967. Mr. Lapidus is also a director of Lennar Corp., Knoll, Inc., Information Holdings Inc. and several private companies.

           Thomas P. Martin. Mr. Martin, a Director of the Company since November 2001, is President of Circle Advisors, Inc., a 25 year old firm specializing in executive compensation and benefits where he has been employed since 1982.

           Justin Sadrian. Mr. Sadrian, a Director of the Company since December 2001, is an Associate with Warburg Pincus, where he has been employed since 2000. Prior to joining Warburg Pincus, he was employed at J.P. Morgan & Co. from 1995 to 1999 in their Investment Banking and Merchant Banking Groups. Mr. Sadrian is also a director of several private companies.

          The Company's Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee. The functions of the Audit Committee (which consists of Messrs. Colodny and Martin) include engaging and discharging of the independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the independence of the independent auditors, including the range of audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting controls. The functions of the Compensation Committee (which consists of Messrs. Colodny and Martin) include determining compensation for the Company's executive officers and administering the Company's Stock Option Plan.

          In the fiscal year ended December 31, 2002, there were four meetings of the Board of Directors, three meetings of the Audit Committee and two meetings of the Compensation Committee. Each Director of the Company attended in excess of 75% of the total number of meetings of the Board of Directors and committees thereof.

Compensation of Directors

          The Company pays its directors (who are not officers of the Company or affiliated with Warburg Pincus) a per meeting fee of $2,000 for each directors' meeting attended ($500 for participation in each telephonic meeting), and each such director is reimbursed for expenses incurred in attending meetings. In addition, the Company pays any director on a committee (i.e Audit Committee or Compensation Committee) a $500 per meeting fee for attendance at each meeting of such committee.

Executive Compensation

          The following table sets forth certain information regarding compensation paid by the Company to its Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company whose salary and bonus for 2002 exceeded $100,000:

SUMMARY COMPENSATION TABLE

                                                                                      Long Term
                                                       Annual Compensation            Compensation
                                                       -------------------            ------------
                                                                      Other
                                                                      Annual          Stock           All Other
                                             Salary      Bonus        Compensation    Options         Compensation(1)
Name and Principal Position       Year       $           $            $               #               $
--------------------------------- ---------- ----------- ------------ --------------- --------------- ------------------

Joaquin F. Blaya                  2002       550,000     27,500       --              --              5,775
Chief Executive Officer           2001       550,000     27,500       --              240,000         5,250
                                  2000       550,000     --           --              --              5,250

Jose C. Cancela                   2002       385,000     65,000       --              --              --
President                         2001       385,000     65,000       --              100,000         --
                                  2000       385,000     --           --              --              3,369

Steven E. Dawson                  2002       275,000     27,500       --              --              3,082
Chief Financial Officer           2001       275,000     27,500       --               93,333         4,197
                                  2000       269,000     --           --              --              3,289

Blaine R. Decker                  2002       175,000     15,000       115,246         --              --
Executive Vice President          2001       175,000     --            96,406          13,500         --
                                  2000       150,000     25,000        97,687         --             3,938

Andrew C. Goldman                 2002       135,000     --           --              --              --
Executive Vice President          2001       180,000     --           --               22,500         --
                                  2000       180,000     --           --              --              --

(1)     Consists of contributions under a 401(k) Plan.

           Messrs. Blaya and Dawson have borrowed from the Company $549,701 and $239,956, respectively. These full recourse loans, which were used to purchase shares of Common Stock of the Company, are secured by the shares of Common Stock so purchased. The full recourse loans bear interest at rates of 7% and 8% per annum and are due and payable on December 15, 2003 and November 13, 2005, respectively.

          The Company has agreements with each of Messrs. Blaya, Cancela, Dawson, Decker and Goldman which provide that if such executive's employment is terminated by the Company without cause or upon a change in control of the Company (followed by termination of employment), or is terminated by the executive for good reason, as all such terms are defined therein, then the executive will be entitled to a lump sum severance payment and any of such executive's unvested stock options shall immediately vest. In addition, the agreements with Messrs. Blaya and Dawson provide that at any time within six months after termination by the Company without cause, upon a change in control or termination by such executive for good reason, each may elect to have any loans owed by him to the Company forgiven upon return of any shares of stock purchased with the proceeds of such loans; provided, however, if such forgiveness would violate any law, then the Company would provide an alternative form of remuneration. The lump sum payments for Messrs. Blaya, Cancela and Dawson are two times the executive's annual salary plus two times the average of the annual bonuses during the preceding two years. The lump sum payments for Messrs. Decker and Goldman are one times their annual salary, commission (if applicable) and bonus. At April 1, 2003, and based upon salary levels currently in effect and bonuses previously paid, in the event of such termination of employment, Messrs. Blaya, Cancela, Dawson, Decker and Goldman would have been entitled to receive a lump sum of $1,155,000, $900,000, $605,000, $288,326 and $135,000, respectively. The agreements have a two-year term (except for Mr. Decker's which is for one year), but will be automatically renewed for successive one-year terms unless the Company notifies the executive at least six months prior to the renewal date. Such notification by the Company will entitle the executive to terminate his agreement for good reason.

Options Granted

          No options were granted by the Company to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2002.

          The table below sets forth information for the executive officers named in the Summary Compensation Table concerning option exercises during 2002 and outstanding options at December 31, 2002.

AGGREGATED OPTION/SAR EXERCISES IN 2002 AND
DECEMBER 31, 2002 OPTION/SAR VALUES

                                                          Number of Securities
                      Shares                              Underlying Unexercised      Value of Unexercised in-the-
                     Acquired on      Value                Options/SARs at               Money Options/SARs at
 Name                Exercise(#)   Realized($)           December 31, 2002(#)            December 31, 2002($)
-----------------    -----------   -------------     --------------------             ----------------------------
                                                      Exercisable    Unexercisable    Exercisable    Unexercisable*
                                                      -----------    -------------    -----------    --------------

Joaquin F. Blaya         --            --             1,205,347         260,000       $  164,331          --
Jose C. Cancela          --            --               400,900         108,333           53,568          --
Steven E. Dawson         --            --               392,567         101,110           53,568          --
Blaine R. Decker         --            --               147,385         14,625            14,313          --
Andrew C. Goldman        --            --               318,182         24,375            58,004          --

*	Option price exceeds market price.

Compensation Committee Interlocks and Insider Participation

          The members of our Compensation Committee have no interlocking relationships as defined under SEC regulations.

Compensation Committee Report on Executive Compensation

          The Compensation Committee, which consists entirely of Directors who are not employees of the Company, will review and approve all remuneration arrangements for the Company's executive officers and Directors, and will review and approve compensation plans in which executive officers are eligible to participate. The Compensation Committee presently consists of Messrs. Colodny and Martin. The Company's philosophy for compensating executive officers is designed to attract, reward, motivate and retain key executives who are capable of achieving the Company's objectives.

          The Company's compensation program for executive officers consists of the following key elements: salary based on individual performance and contributions to the Company; an annual bonus that is directly related to the performance of the Company as a whole; and grants of stock options designed to motivate individuals to enhance the long-term value of the Company's stock. The amount of compensation to be paid to an executive officer is based on the Committee's subjective analysis of each individual's performance, contributions and responsibilities. The Committee did not use any specific qualitative or quantitative measures or factors in assessing individual performance.

          The grant of bonuses to executive officers is entirely discretionary. Mr. Blaya makes his recommendations to the Committee for each of the other executive officers. In 2002, bonuses were based on the individual's responsibility and functions.

          The Company has a Stock Option Plan (the "Plan") designed to link the interests of the executive officers with the Company's stockholders and provide such executives with an equity interest in the Company. The options are designed to enhance stockholder values by benefiting executives only if other stockholders of the Company also benefit. The purpose of the Plan is to encourage executives and others to acquire a larger stock ownership and proprietary interest in the Company and thereby stimulate the active interest of such persons in the development and financial success of the Company. Since stock options are tied to future performance of the Company's Common Stock, they will provide value only if the price of the Company's Common Stock exceeds the exercise price of the options.

          The Chief Executive Officer's compensation for 2002 was based on the same performance and other criteria as summarized in the preceding paragraphs relative to all executive officers.

          In 1993 the tax laws were amended to limit the deduction a publicly held company is allowed for compensation paid to the chief executive officer and the four other most highly compensated executive officers. Generally, amounts paid in excess of $1 million, other than performance-based compensation, may not be deducted. In order to be considered performance-based compensation, one of the criteria imposed by the tax law is that the plan relating to such compensation must be approved by a company's stockholders. The Committee will continue to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers.

The Compensation Committee
Mark Colodny
Thomas P. Martin

Audit Committee Report

          The Audit Committee is comprised of Mark Colodny and Thomas P. Martin. Mr. Martin is an independent director. As the result of Mr. Colodny's association with Warburg Pincus, Mr. Colodny is not independent. The Board of Directors has determined that membership on the Audit Committee of a representative of Warburg Pincus is required by the best interests of the Company and its stockholders due to the interest of Warburg Pincus in the Company and the knowledge and experience of the representative of Warburg Pincus in the functions and operations of an audit committee. The Audit Committee operates under a written charter adopted by our Board on March 21, 2000. The Audit Committee appoints our independent accountants.

           Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

          In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (communication with Audit Committees).

          The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the firm's independence. The Audit Committee also considered whether the provision by Ernst & Young LLP of certain other non-audited related services to the Company is compatible with maintaining such auditors' independence.

           Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Audit Committee
Mark Colodny
Thomas P. Martin

Stockholder Return Performance Presentation

          The following line graph sets forth for the period October 19, 1999, the date on which the trading of the Company's Common Stock commenced, through December 31, 2002, a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the Standard & Poor's 500 Index and the Standard & Poor's 500 Broadcasting & Cable TV Index.

The graph assumes that the shares of the Company's Common Stock were bought at the initial public offering price of $16.00 per share and that the value of the investment in each of the Company's Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends.

          The stock price performance shown on the graph below is not necessarily indicative of future price performance.

RADIO UNICA COMMUNICATIONS CORP.

Total Return To Shareholders
(Dividends reinvested monthly)

                                                     Base                     Years Ending
                                                    Period
Company / Index                                   19-Oct-99      Dec99       Dec00      Dec01     Dec02
-----------------------------------------------------------------------------------------------------------
RADIO UNICA COMMUNICATNS CP                          100         180.47       23.44      8.75      1.88
S&P 500 INDEX                                        100         117.41      106.72     94.04     73.26
S&P 500 Broadcasting & Cable TV                      100         129.56       93.56     89.46     59.02

Security Ownership of Certain Beneficial Owners and Management

          As of April 1, 2003, to the knowledge of the Company, the following is a schedule of all persons who beneficially owned more than 5% of the outstanding stock of the Company:

Name and Address	Number of Shares Beneficially Owned	Percent of Stock

Warburg, Pincus Ventures, L.P. (1) 466 Lexington Avenue New York, New York 10017	12,841,511	60.0%

Joaquin F. Blaya (2) 8400 N.W. 52nd Street Miami, Florida 33166	1,362,332	6.1%

(1)	The sole general partner of Warburg, Pincus Ventures, L.P. is Warburg Pincus & Co. ("WP"), a New York general partnership. Warburg Pincus LLC ("Warburg Pincus") manages Warburg, Pincus Ventures, L.P. Mr. Lapidus and Mr. Colodny are each Managing Directors and members of Warburg Pincus and general partners of WP. As such, Mr. Lapidus and Mr. Colodny may each be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Warburg, Pincus Ventures, L.P.

(2)	See footnote (1) below.

          The following table sets forth information concerning the security ownership of directors and executive officers as of April 1, 2003.

Name	Number of Shares Beneficially Owned	Percent of Stock

Joaquin F. Blaya (1)
Jose C. Cancela (2)
Steven E. Dawson (3)
Blaine R. Decker (4)
Andrew C. Goldman (5)
Mark Colodny (6)
Sidney Lapidus (6)
Justin Sadrian
Thomas P. Martin
Directors and Executive
officers as a group (7)
(10 persons)	1,362,332 415,919 473,551 143,710 365,140 12,841,511 12,841,511 -- 7,500 3,214,411	6.1% 1.9% 2.2% * 1.7% 60.0% 60.0% -- * 13.3%

*	Less than 1%

(1)	Includes 1,205,347 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.

(2)	Includes 400,900 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.

(3)	Includes 392,567 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.

(4)	Includes 147,385 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.

(5)	Includes 318,182 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.

(6)	Includes shares owned by Warburg, Pincus Ventures, L.P. See footnote (1) to chart on prior page.

(7)	Includes 2,769,265 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.

Section 16(a) Beneficial Ownership Reporting Compliance

          The Company believes that during 2002 all of its officers, directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. In making this disclosure, the Company has relied solely on written representations of its directors, officers and more than 10% holders and on copies of reports that have been filed with the Securities and Exchange Commission.

2. APPOINTMENT OF INDEPENDENT AUDITORS

          The Audit Committee of the Board of Directors of the Company has selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Audit Fees

          The aggregate fees we were billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for 2002 and the reviews of the financial statements included in our Forms 10-Q for 2002 were approximately $191,000.

Financial Information Systems Design and Implementation Fees

           Ernst & Young LLP did not render any services to us during 2002 related to financial information systems design and implementation. Therefore, we were not billed for any services of that type.

All Other Fees

          The aggregate fees we were billed for 2002 by Ernst & Young LLP for professional services other than those described above under the captions of "Audit Fees" and "Financial Information Systems Design and Implementation Fees" were approximately $45,000.

Audit Committee Consideration of these Fees

          Our Audit Committee has considered whether the provision of the services covered under the categories of "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

           The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's auditors.

3. OTHER MATTERS

Stockholder Proposals

           Proposals of stockholders intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received by the Company on or prior to December 31, 2003 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with such meeting.

Other Business

          At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Steven E. Dawson Secretary

Dated: April 30, 2003

RADIO UNICA COMMUNICATIONS CORP.

Annual Meeting of Stockholders June 6, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned, revoking any proxy heretofore given, hereby appoints Joaquin F. Blaya, Steven E. Dawson and Manuel A. Borges, or any of them, proxies of the undersigned, with full power of substitution, with respect to all of the shares of stock of RADIO UNICA COMMUNICATIONS CORP. ("Radio Unica") which the undersigned is entitled to vote at Radio Unica's Annual Meeting of Stockholders to be held on Friday, June 6, 2003 and at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the reverse side)

A |X|   Please mark your
        votes as in
        this example

               FOR all nominees   WITHHOLD
               listed at right    AUTHORITY to
               (except as         vote for all
               marked to the      nominees listed
                contrary)         at right
I. ELECTION                                Nominees: Joaquin F. Blaya     II. Proposal to     FOR  AGAINST ABSTAIN
   OF DIRECTORS:  |___|          |___|               Jose C. Cancela          ratify and
   to elect the                                      Mark Colodny             approve the     |__|  |__|    |__|
   eight (8)                                         Steven E. Dawson         appointment
   nominees for                                      Andrew C. Goldman        of Ernst &
   Director listed                                   Sidney Lapidus           Young LLP as
   herein for a term                                 Thomas P. Martin         independent
   of one year.                                      Justin Sadrian           auditors of
                                                                              Radio Unica for
                                                                              the fiscal year
                                                                              ending December
                                                                              31, 2003.

(Instruction: To withhold authority to vote
for any individual nominee, write that
nominee's name in the space provided below.)
                                                   The Board of Directors recommends a vote FOR Proposal II.

                                                   THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                                      VOTED IN THE MANNER DIRECTED HEREIN
                                                      BY THE UNDERSIGNED STOCKHOLDER. IF NO
                                                      DIRECTION IS MADE, THIS PROXY WILL
                                                      BE VOTED FOR ALL NOMINEES LISTED IN
                                                      PROPOSAL I AND FOR PROPOSAL II

                                                        Receipt of the Notice of Annual Meeting and
                                                        of the Proxy Statement and Annual Report to
                                                        Stockholders of Radio Unica is hereby acknowledged.

                                                      PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                                                      USING THE ENCLOSED ENVELOPE.

(Signature of Stockholder)________________(L.S.)  (Signature of Stockholder)________(L.S.) DATE______________

Note: Your signature should appear the same as your name appears hereon.
             If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.